UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 27, 2023

Date of Report (Date of earliest event reported)

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37575	68-0680859
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

757 Third Avenue

27th Floor

New York, NY 10017

(Address of principal executive offices)

(646) 507-5710

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	STAF	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On December 27, 2023, Staffing 360 Solutions, Inc. (the “Company”) held their annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved an amendment to the Company’s 2021 Omnibus Incentive Plan (the “2021 Plan”) to increase the aggregate number of shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), reserved for issuance under the 2021 Plan by 1,560,000 shares, to a total of 2,060,000 shares (the “Plan Amendment”).

For more information about the Plan Amendment and the 2021 Plan, see the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on December 11, 2023, as supplemented on December 26, 2023 (the “Proxy Statement”), the relevant portions of which are incorporated herein by reference. The description of the Plan Amendment above and such portions of the Company’s Proxy Statement are qualified in their entirety by reference to the full text of the Plan Amendment, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting, the Company’s stockholders also approved an amendment to the Amended and Restated Certificate of Incorporation of the Company (as amended to date, the “Charter”) to increase the number of authorized shares of Common Stock from 200,000,000 to 250,000,000 shares and to make a corresponding change to the number of authorized shares of capital stock of the Company (the “Authorized Share Increase Amendment”).

On December 28, 2023, the Company filed a Certificate of Amendment of Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of Delaware in the form of the Authorized Share Increase Amendment.

For more information about the Authorized Share Increase Amendment, see the Company’s Proxy Statement, the relevant portions of which are incorporated herein by reference. The information set forth herein is qualified in its entirety by reference to the complete text of the Certificate of Amendment, a copy of which is filed with this report as Exhibit 3.1.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As of the close of business on November 14, 2023, the record date for the Annual Meeting, there were (i) 5,601,020 shares of common stock issued and entitled to vote on the proposals described below and (ii) 9,000,000 shares of Series H Convertible Preferred Stock issued, which were entitled to vote on an “as converted” basis on the proposals described below, representing voting power equal to 350,004 shares of common stock. The matters described below were submitted to a vote of the holders of the Company’s Common Stock at the Annual Meeting. Each proposal is described in detail in the Proxy Statement.

1.	Election of two Class I directors to serve until the 2025 Annual Meeting of Stockholders, one Class II director to serve until the 2024 Annual Meeting of Stockholders and one Non-Classified director to serve until the 2024 Annual Meeting of Stockholders, or in each case, until their respective successors have been duly elected and qualified.

	For	Against	Abstain	Broker non-votes
Dimitri Villard (Class I director)	1,472,951	1,376,008	16,249	1,004,992
Vincent Cebula (Class I director)	1,466,846	1,379,607	18,755	1,004,992
Nicholas Florio (Class II director)	1,465,253	1,382,877	17,078	1,004,992
Brendan Flood (Non-Classified director)	1,505,586	1,352,775	6,847	1,004,992

2.	Approval of the Plan Amendment.

For	Against	Abstain	Broker non-votes
1,437,544	1,423,741	3,923	1,004,992

3.	Approval of the Authorized Share Increase Amendment.

For	Against	Abstain
2,079,854	1,779,047	11,299

4.	Approval of an amendment to the Charter to effect, at the discretion of the Company’s Board of Directors (the “Board”) but prior to the one-year anniversary of the date on which the reverse stock split is approved by the Company’s stockholders at the Annual Meeting, a reverse stock split of all of the outstanding shares of the Company’s Common Stock, at a ratio in the range of 1-for-2 to 1-for-20, with such ratio to be determined by the Board in its discretion and included in a public announcement.

For	Against	Abstain
2,773,249	989,755	107,196

The results reported above are final voting results. No other matters were considered or voted upon at the meeting.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation
10.1	Second Amendment to the Staffing 360 Solutions, Inc. 2021 Omnibus Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2023	STAFFING 360 SOLUTIONS, INC.

	By:	/s/ Brendan Flood
Brendan Flood
Chairman, President and Chief Executive Officer